CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of the
Allianz Variable Insurance Products Fund of Funds Trust:

We consent to the use of our report dated February 25, 2009 for the Allianz Variable Insurance Products Fund of Funds Trust, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
April 23, 2009